EXHIBIT 10.4

Employees (CN)

SemGroup Corporation
Equity Incentive Plan
RESTRICTED STOCK UNIT AWARD AGREEMENT
Pursuant to your Restricted Stock Unit Award Notice (the “Award Notice”) and this Restricted Stock Unit Award Agreement (this “Agreement”), SemGroup Corporation (the “Company”) has granted to you restricted stock units indicated in your Award Notice in accordance with and subject to the following:
R E C I T A L S:
WHEREAS, the Company has adopted the SemGroup Corporation Equity Incentive Plan (the “Plan”), and, pursuant to and in accordance with the Plan, has approved Restricted Stock Unit awards granted under the Plan which are reflected in relevant part in this Agreement, which Plan, as may be amended from time to time, is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as ascribed to them in the Plan; and
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the restricted stock units provided for herein to the Participant pursuant to the Plan and the terms set forth herein.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
1.Restricted Stock Unit Award. Subject to the terms and conditions of the Plan, this Agreement and the Award Notice, the Company hereby grants to the Participant Restricted Stock Units (the “RSUs”). Each RSU represents one notional Share.

2.Settlement of RSUs. On each Vesting Date (as defined below) or as soon as practicable, but no later than sixty (60) days thereafter, the Company shall deliver to the Participant one or more certificates representing the number of Shares equal to the number of RSUs which vested on such Vesting Date or confirmation of the issuance of such Shares through book entry procedures. Prior to settlement, the Participant shall make arrangements with the Committee for the satisfaction of any federal, State, local or foreign withholding obligations that may arise in connection with such settlement in accordance with the terms of the Plan. Notwithstanding anything to the contrary in the Plan, any Shares delivered pursuant to this Agreement shall be either original issuance or treasury Shares.

EXHIBIT 10.4

3.Vesting of RSUs.

(a)Vesting Schedule. Subject to the Participant’s continued Service through the applicable Vesting Date (as defined below), the RSUs shall vest on the date or dates set forth in the Award Notice (the “Vesting Date”), in accordance with this Agreement.

(b)Change of Control. If the Participant’s Service is terminated by the Company without Cause or by the Participant for Good Reason after or, as determined by the Committee, in connection with a Change of Control, all then-unvested RSUs shall immediately vest in full and shall be settled in accordance with Section 2 hereof. Notwithstanding the foregoing, in the event of a settlement in connection with a Change of Control and for the purposes of preserving the Participant’s intended benefits hereunder, in lieu of Shares, the Committee may, in its sole discretion, provide the Participant with the right to elect to settle the RSUs with a cash payment; provided, that, if the Participant fails to make such an election the RSUs shall be settled in Shares.

(c)Death or Disability. If the Participant’s Service is terminated due to the Participant’s death or Disability during the Vesting Period before the Participant’s Service otherwise terminates, all then-unvested RSUs shall immediately vest in full upon such death or termination of Service due to Disability and shall be settled in accordance with Section 2 hereof.

(d)Involuntary Termination of Service. If the Participant’s Service is involuntarily terminated by the Company, as the direct result of a divestiture or otherwise, in each case without Cause, then any unvested RSUs shall become fully vested upon such termination of Service.

(e)Other Termination of Service. If the Participant’s Service is terminated for any reason, other than as described in Section 3(b), Section 3(c) or Section (d) above, the RSUs, to the extent not then-vested, shall be forfeited by the Participant without any consideration.

4.Dividend Equivalents. With respect to each RSU the Participant shall have the right to receive an amount equal to the per Share dividend (if any) paid by the Company during the period between the Date of Grant and the RSU’s settlement, termination or forfeiture, subject to the remainder of this Section 4. When dividends are paid by the Company, the Participant shall be credited with an amount determined by multiplying the number of the Participant’s unvested RSUs by the dividend per Share, which amount shall be held by the Company and subject to forfeiture until the related RSUs vest in accordance with Section 3 hereof. Such dividends shall be paid to the Participant as soon as administratively practicable, but not later than the time of delivery to the Participant, in accordance with Section 2 above, of certificates or confirmations of book entries representing the Shares issued upon settlement of the RSUs to which the dividends relate.

EXHIBIT 10.4

5.No Right to Continued Service or Participation.

(a)    The participation of any Participant in the Plan is entirely voluntary and not obligatory and shall not be interpreted as conferring upon such Participant any rights or privileges other than those rights and privileges expressly provided in the Plan. In particular, participation in the Plan does not constitute a condition of employment or service nor impose an obligation on the Company or any Affiliate to continue the Service of the Participant and shall not lessen or affect any right that the Company or any Affiliate may have to terminate the Service of the Participant.
(b)    Nothing in the Plan, this Agreement shall be construed to provide the Participant with any rights whatsoever to participate or to continue participation in the Plan, or to compensation or damages in lieu of participation, whether up termination of the Participant’s employment or otherwise. The Company does not assume responsibility for the personal income tax liability or other tax consequences for the Participant and he or she is advised to consult his or her own tax advisor.
6.Rights as a Stockholder. The Participant shall have none of the rights of a Stockholder of the Company unless and until the RSUs are settled for Shares.

7.Securities Laws; Certificates; Legends. The issuance and delivery of RSUs and Shares shall comply with all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, applicable Canadian securities laws, the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded and the Company’s constating documents, and neither the Company nor any transfer agent of the Company will register any transfers of such securities not made in compliance with such restrictions on resale. If the Company deems it necessary to ensure that the issuance of RSUs and Shares under the Plan is not required to be registered under any applicable securities laws, including Canadian securities laws, each Participant to whom such Shares would be issued shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may request which satisfies such requirements. The Participant acknowledges and agrees that, if required by application securities legislation, regulations, rules, policies or orders or by a securities commission, stock exchange or other regulatory authority, the Participant will execute, deliver, file and otherwise assist the Company in filing such reports, undertakings and other documents with respect to the issue of the RSUs or the Shares acquired upon settlement of the RSUs. Unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to the Participant certificates representing Shares, and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or Plan administrator). Any certificates representing the Shares an all Shares issued pursuant to book entry procedures hereunder shall be subject to such stop transfer orders and other restrictions, including resale restrictions, as the Committee may deem reasonably advisable or in accordance with applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates or associated with any such book entry to make appropriate reference to such restrictions.

EXHIBIT 10.4

8.Transferability. The RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided, that, the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the RSUs to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

9.Adjustment of RSUs. Adjustments to the RSUs shall be made in accordance with Article 12 of the Plan.

10.Definitions. The following terms shall have the meanings set forth below:

“Cause” shall mean, with respect to the Participant, one or more of the following: (a) the plea of guilty or nolo contendere to, or conviction of, the commission of a felony offense (b) any act of willful fraud, dishonesty or moral turpitude that causes a material harm to the Company or any Subsidiary or Affiliate, (c) gross negligence or gross misconduct with respect to the Company or any Subsidiary or Affiliate, (d) willful and deliberate failure to perform his or her employment duties in any material respect, or (e) breach of a material written employment policy of the Company or any Subsidiary or Affiliate, provided, however, that in the case of a Participant who has an employment agreement with the Company or any Subsidiary or Affiliate in which “Cause” is defined, “Cause” shall be determined in accordance with such definition.
“Good Reason” shall mean the occurrence of one or more of the following without the consent of the Participant: (a) a material reduction in the Participant’s base salary or incentive compensation opportunity (other than a general reduction that affects all similarly situated Participants equally) (b) a material reduction of Participant’s duties and responsibilities or an adverse change in Participant’s title, or (c) a transfer of Participant’s primary workplace by more than thirty-five (35) miles from the location of Participant’s current primary workplace, provided, that, Participant shall first have given the Company written notice that an event or condition constituting Good Reason has occurred and specifying in reasonable detail the circumstances constituting such Good Reason within thirty (30) days after such occurrence, and the Company shall have a period of thirty (30) days after receiving such written notice to effectively cure or remedy such occurrence, and provided, further, that, that in the case of a Participant who has an employment agreement with the Company or any Subsidiary or Affiliate in which “Good Reason” is defined, “Good Reason” shall be determined in accordance with such definition.

EXHIBIT 10.4

“Disability” or “Disabled” shall have the meaning set forth in the Company’s long-term disability plan.
11.Withholding.

(a)The Participant agrees that (i) he or she will pay to the Company or any applicable subsidiary, as the case may be, or make arrangements satisfactory to the Company or such subsidiary regarding the payment of any foreign, federal, state, or local taxes of any kind required by law to be withheld by the Company or such subsidiary with respect to the RSUs or Shares, and (ii) the Company, or such subsidiary, shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to the Participant any foreign, federal, state, or local taxes of any kind required by law to be withheld with respect to the RSUs or Shares.

(b)With respect to withholding required upon the settlement of the RSUs or upon any other taxable event arising as a result of the RSUs awarded or the Shares issued upon settlement of the RSUs, the Participant may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company or any applicable subsidiary withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be withheld on the transaction.  All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

12.Notices. Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service (or in the case of a non-U.S. Participant, the foreign postal service of the country in which the Participant resides), by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company, Attention: General Counsel, at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

13.Entire Agreement. This Agreement, the Award Notice and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

14.Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

15.Participant Undertaking. The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the Participant or the RSUs pursuant to this Agreement.

EXHIBIT 10.4

16.Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Agreement and agreed in writing to be joined herein and be bound by the terms hereof.

17.Choice of Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

SUBJECT TO THE TERMS OF THIS AGREEMENT, THE PARTIES AGREE THAT ANY AND ALL ACTIONS ARISING UNDER OR IN RESPECT OF THIS AGREEMENT SHALL BE LITIGATED IN THE FEDERAL OR STATE COURTS IN DELAWARE. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR ITSELF, HIMSELF OR HERSELF AND IN RESPECT OF ITS, HIS OR HER PROPERTY WITH RESPECT TO SUCH ACTION. EACH PARTY AGREES THAT VENUE WOULD BE PROPER IN ANY OF SUCH COURTS, AND HEREBY WAIVES ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION.
EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
18.RSUs and Shares Subject to Plan. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan and acknowledges that the RSUs granted hereunder and the Shares are subject to the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. The Participant has had the opportunity to retain counsel, and has read carefully, and understands, the provisions of the Plan, this Agreement and the Award Notice.

19.Amendment. The Committee may amend, alter or terminate this Agreement and the RSUs granted hereunder and the Plan at any time; provided, that, subject to Article 10, Article 11 and Article 12 of the Plan, no such amendment or alteration shall be made without the consent of the Participant if such action would materially diminish any of the rights of the Participant under this Agreement or with respect to the RSUs and the Shares and subject to required regulatory and other approvals (including the approval of the holders of the Shares as may be required by the rules of any stock exchange or exchanges on which the Shares are then listed and posted for trading).

20.Fractional Shares. Fractional shares shall not be issued and any rights thereto shall be forfeited without consideration.

EXHIBIT 10.4

21.Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

22.Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

23.No Guarantees Regarding Tax Treatment. Participants (or their beneficiaries) shall be responsible for all taxes with respect to the RSUs. The Committee and the Company make no guarantees regarding the tax treatment of the RSUs. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax under Section 409A of the Code or Section 457A of the Code or otherwise and none of the Company, any Subsidiary or Affiliate, or any of their employees or representatives shall have any liability to a Participant with respect thereto.

24.Compliance with Section 409A. The Company intends that the RSUs and dividend equivalents be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 409A”), such that there are no adverse tax consequences, interest, or penalties under Section 409A as a result of the RSUs or dividend equivalents. In the event the RSUs or dividend equivalents are subject to Section 409A, the Committee may, in its sole discretion, take the actions described in Section 11.1 of the Plan. Notwithstanding any contrary provision in the Plan or this Agreement, any payment(s) of nonqualified deferred compensation (within the meaning of Section 409A) that are otherwise required to be made under this Agreement to a “specified employee” (as defined under Section 409A) as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid on the date that immediately follows the end of such six (6) month period or as soon as administratively practicable thereafter. A termination of Service shall not be deemed to have occurred for purposes of any provision of the Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of Service, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of this Agreement relating to any such payments or benefits, references to a “termination,” “termination of Service” or like terms shall mean “separation from service.”

25.Forfeiture and Clawback. Notwithstanding any other provision of the Plan or this Agreement to the contrary, by signing this Agreement, the Participant acknowledges that any incentive-based compensation paid to the Participant hereunder may be subject to recovery by the Company under any clawback policy that the Company may adopt from time to time, including without limitation any policy that the Company may be required to adopt under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules

EXHIBIT 10.4

and regulations of the U.S. Securities and Exchange Commission thereunder or the requirements of any national securities exchange on which the Shares may be listed. The Participant further agrees to promptly return any such incentive-based compensation which the Company determines it is required to recover from the Participant under any such clawback policy.

26.Compliance with Laws. The administration of the Plan shall be subject to and made in conformity with all applicable laws and any regulations of a duly constituted regulatory authority. If, at any time, the Committee determines that the listing, registration or qualification of the RSUs or Shares subject to the Plan and this Agreement upon any securities exchange or under any provincial, state, federal or other applicable law, or the consent or approval of any governmental body or securities exchange is necessary or desirable, as a condition of, or in connection with, the crediting or grant of RSUs or the issue of Shares hereunder, the Company shall be under no obligation to credit RSUs or issue Shares hereunder unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

27.No Prospectus. The Participant acknowledges that nothing in the Plan, this Agreement, the Award Notice, the LTIP or the RSUs shall (a) obligate the Company to take any action to register or qualify any of its securities or any trade of any of its securities or prepare a prospectus or offering memorandum with respect to any of its securities, (b) obligate the Company to establish or maintain any office or director or officer in any jurisdiction or (c) subject the Company to any reporting or other requirement in any jurisdiction.

[SIGNATURE REQUIRED ONLINE THROUGH COMPANY PROVIDED THIRD-PARTY VENDOR SERVICE]

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